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                                                                     EXHIBIT 5.1





                                          , 2004
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Board of Directors
Naugatuck Valley Financial Corporation
333 Church Street
Naugatuck, Connecticut 06770

         Re:      Registration Statement on Form S-1

Gentlemen:

         We have acted as special counsel for Naugatuck Valley Financial Corporation, a federally chartered stock holding company (the "Company"), in connection with the registration statement on Form S-1 (the "Registration Statement") initially filed on __________, 2004, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder.

         The Registration Statement relates to the proposed issuance by the Company of up to __________ shares ("Offered Shares") of common stock, $0.01 par value per share, of the Company ("Common Stock") in a subscription offering, a community offering and a syndicated community offering (the "Offerings") pursuant to the Plan of Reorganization and Minority Stock Issuance adopted by Naugatuck Valley Savings and Loan, S.B. (the "Bank"). The Registration Statement also relates to the proposed issuance by the Company of up to __________ shares of Common Stock to Naugatuck Valley Savings and Loan Foundation, a privately-owned charitable foundation to be formed in connection with the transaction. The issuances are both pursuant to the Plan of Reorganization and Minority Stock Issuance, as amended and restated.

         In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of: (i) the Company's charter to be filed with the Office of Thrift Supervision (the "Charter"); (ii) the Company's Bylaws; (iii) the Registration Statement, including the prospectus contained therein and the exhibits thereto; (iv) certain resolutions of the Organizer of the Company relating to the issuance of the Common Stock being registered under the Registration Statement; (v) the Plan of Reorganization and Minority Stock Issuance; (vi) the trust agreement for the Bank's employee stock ownership plan ("ESOP") and the form of loan agreement between the Company and the ESOP; (vii) the form of stock certificate approved by the Organizer of the Company to represent shares of

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Board of Directors
Naugatuck Valley Financial Corporation
          , 2004
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Common Stock; and (viii) the gift instrument whereby shares of Common Stock will be contributed to Naugatuck Valley Savings and Loan Foundation. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

         In our examination, we have assumed, without verification, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

         Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning law other than federal law. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

         For purposes of this opinion, we have assumed that, prior to the issuance of any shares, (i) the Registration Statement, as finally amended, will have become effective under the Act and (ii) the reorganization of the Bank will have become effective.

         Based upon and subject to the foregoing, it is our opinion that upon the due adoption by the Organizer of the Company (or authorized committee thereof) of a resolution fixing the number of shares of Common Stock to be sold in the Offerings and contributed to Naugatuck Valley Savings and Loan Foundation, such shares when issued and sold, or contributed in the case of Naugatuck Valley Savings and Loan Foundation, in the manner described in the Registration Statement, or in the accordance with the gift instrument in the case of Naugatuck Valley Savings and Loan Foundation, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the Bank's Notice of Mutual Holding Company Reogranziation on Form MHC-1 (the "Form MHC-1") and Application Form MHC-2 (the "Form MHC-2) to the Office of Thrift Supervision, and to the reference to our firm under the heading "Legal and Tax Opinions" in the prospectus which is part of the Registration Statement as such may be amended or supplemented, or incorporated by reference in any Registration Statement covering additional shares of Common Stock to be issued or sold under the Plan of Reorganization and Minority Stock Issuance that is filed pursuant to Rule 462(b) of the Act, and to the reference to our firm in the Form MHC-1 and Form MHC-2. In giving such consent, we do not

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Board of Directors
Naugatuck Valley Financial Corporation
          , 2004
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Page 3


hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,



                                       MULDOON MURPHY FAUCETTE & AGUGGIA LLP